SETTLEMENT AGREEMENT BETWEEN
INTERGRAPH AND INTEL AND LICENSE TO DELL

This Settlement Agreement between Intergraph and Intel and License to Dell ("Agreement") is made and entered into effective as of the 29th day of March, 2004 (the "Effective Date"), by and between Intergraph Hardware Technologies Company ("IHTC") and Intergraph Corporation (collectively referred to as "Intergraph"), on the one hand, and Intel Corporation ("Intel"), on the other. Intergraph and Intel are sometimes referred to herein as the "Parties."

          WHEREAS, Intel develops, manufactures, markets and sells various products, including integrated circuits, computer systems, and other computer products;

          WHEREAS, Intel and Intergraph entered into that certain Settlement, Sale of Technology, and License Agreement as of April 4, 2002 ("2002 Agreement");

          WHEREAS, under the 2002 Agreement, Intel and Intergraph agreed to resolve and settle the litigation and all claims pending in the U.S. District Court for the Eastern District of Texas, entitled Intergraph Corporation v. Intel Corporation, No. 2:01CV160 (the "Texas Litigation"), under a procedure described in the 2002 Agreement;

          WHEREAS, the District Court in the Texas Litigation found the patents in that action to be infringed, not invalid and not unenforceable, and Intel thereafter made a payment to Intergraph of $150 million (One Hundred and Fifty Million Dollars), pursuant to Section 2.2 of the 2002 Agreement, which payment was accepted by Intergraph;

          WHEREAS, on February 11, 2004, the United States Court of Appeals for the Federal Circuit vacated the decision of the District Court in the Texas Litigation and remanded the case back to the District Court;

          WHEREAS, the Parties wish to resolve all remaining claims and issues in the Texas Litigation;

          WHEREAS, IHTC has sued Dell, Inc. (formerly known as Dell Computer Corporation), Hewlett-Packard Inc., and Gateway Corporation, for infringement of the "Intergraph System Patents" (as that term is defined in the 2002 Agreement) in Intergraph Hardware Technologies, Inc. v. Dell, Inc., et al., No. 2-02CV-312 (E.D. Tex., Marshall Division) (the "OEM Litigation");

          WHEREAS, the Parties hereto acknowledge that Dell, Inc. ("Dell") is a customer of Intel;

          WHEREAS, Dell sought indemnification from Intel for Intergraph's claims against Dell in the OEM Litigation;

          WHEREAS, Dell has asserted a counterclaim against Intel and IHTC in the OEM Litigation;

          WHEREAS, Intel seeks to eliminate Dell's alleged exposure in the OEM Litigation;

          WHEREAS, Intel is willing to make the payments outlined in this Agreement in return for the licenses and other rights contained herein; and

          WHEREAS, the Parties hereto both desire a mutually beneficial, dispute-avoiding arrangement;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.        Definitions

a.

The Parties incorporate by reference the following definitions from the 2002 Agreement as if reproduced fully herein: 1.4 Indirect Infringement; 1.6 Intel Computer System; 1.8 Intel Products; 1.9 Intergraph Patents; 1.10 Intergraph System Patents; 1.15 Motherboard; 1.16 OEM Customer; 1.17 Patents; 1.18 Subsidiary; 1.21 Texas Patents.

b.	"ACTION" means the lawsuit pending in the United States District Court, Eastern District of Texas, Marshall Division, Case No. 2-02-CV-312-TJW.
c.	"AFFILIATE" means the PARENT of a PARTY, a SUBSIDIARY of a PARTY, or a SUBSIDIARY of a PARENT.
d.

"PARENT" means a corporation, company or other entity that owns more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of a PARTY, but such corporation, company or other entity shall be deemed to be a PARENT only so long as such ownership or control exists.

e.	"GRACE PERIOD" means ten (10) calendar days from the due date of the payment periods provided in Section 3(a) of this Agreement.
f.

"INTEL MICROPROCESSOR" means a Microprocessor manufactured by or on behalf of Intel, including the following Intel Microprocessors and their successors: Intel 8086, 80186, 80286, 80386, 80486; Pentium®; Pentium Pro; Pentium® II; Pentium® III; Pentium® 4; Pentium® M; Itanium®; Itanium2®. For the avoidance of doubt, any Microprocessor that meets such definition shall be an Intel Microprocessor regardless of how it is designed, assembled, sold, or distributed.

g.

"DELL PRODUCT" means any product, device, system, or other instrumentality that has been or will be sold by Dell under its own brand or trade name, regardless of the source of its supply, production, manufacture, assembly, design, or origin.

h.

"MICROPROCESSOR" means the semiconductor device that functions as the central processing unit of a Dell Computer System, such as the Intel 8086, 80186, 80286, 80386, 80486; Pentium®; Pentium Pro; Pentium® II; Pentium® III; Pentium® 4; Pentium® M; Itanium®; Itanium2®; or their functional equivalents.  For the avoidance of doubt, neither a Chipset nor any portion of a Chipset is included in this definition of a Microprocessor.

i.

"DELL COMPUTER SYSTEM" means a desktop, laptop, server, or workstation computer sold by Dell under its own brand or trade name, regardless of the source of its supply, production, manufacture, assembly, design, or origin.

j.

"CHIPSET" shall mean one or more integrated circuits that alone or together are capable of electrically interfacing directly (with or without buffering or pin reassignment) with a Microprocessor to form the connection between the Microprocessor and any other device, including input/output devices and memory.

2.         Resolution of the Texas Litigation

Notwithstanding anything to the contrary in the 2002 Agreement or any other writing, the Parties agree to fully and finally settle and resolve the Texas Litigation on the terms set forth herein and in accordance with the following additional terms:

a.	Intergraph shall keep and retain the entire $150 million payment previously made by Intel to Intergraph under Section 2.2 of the 2002 Agreement.
b.

Intel and Intergraph agree to dismiss the Texas Litigation with prejudice. Intel and Intergraph agree that they will require their counsel to forthwith file papers of dismissal with prejudice with the U.S. District Court for the Eastern District of Texas and take such further actions as may be reasonably necessary to effectuate a dismissal with prejudice at the earliest possible date.

c.

Intergraph and Intel will execute a mutual release on behalf of themselves and their Subsidiaries of any and all claims or liabilities asserted in the Texas Litigation and any damages or other remedies flowing therefrom, in the form attached hereto as Exhibit A.

3.         Payment By Intel To IHTC

a.

For the release and other rights and covenant not to sue granted herein, Intel shall make a total settlement payment to IHTC of Two Hundred Twenty-Five Million Dollars ($225,000,000.00), payable in the following amounts on the specified dates:

	(i)	$125,000,000.00, payable by April 5, 2004 or within the GRACE PERIOD;
	(ii)	$25,000,000.00, payable by July 5, 2004 or within the GRACE PERIOD;
	(iii)	$25,000,000.00, payable by October 5, 2004 or within the GRACE PERIOD;
	(iv)	$25,000,000.00, payable by January 5, 2005 or within the GRACE PERIOD; and
	(v)	$25,000,000.00, payable by April 5, 2005 or within the GRACE PERIOD.
Each of the foregoing specified payments shall be made by wire transfer to [_______________________________________]*
*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
b.

In the event that Intel fails to make any of the foregoing scheduled payments by the dates specified in paragraph 3(a) above or during the GRACE PERIOD, Intergraph may provide notice of the failure to pay, and Intel shall have five (5) business days to cure the non-payment. This provision is not subject to Section 10(t) of this Agreement.  Nothing in this paragraph shall be construed as relieving Intel from making the payments specified in paragraph 3(a) above.

c.

In the event Intel fails to make any of the foregoing scheduled payments on the dates specified in paragraph 3(a) above, all remaining payments shall become immediately due and subject to payment of interest beginning immediately at an annualized rate of ten percent (10%), compounded semiannually.  Additionally, in the event of such failure to make payment, IHTC shall be entitled to an award of reasonable attorneys' fees and costs, if any, required to enforce the payment obligation of paragraph 3(a) of this Agreement.  Additionally, in the event of such failure to make payments, Intel agrees and confesses that judgment shall be entered against it for the remaining unpaid amounts including all applicable interest payments.  The United States District Court for the Eastern District of Texas shall retain jurisdiction until such time as Intel makes its final payment under this Agreement.

d.

Intel acknowledges and agrees that the payments required under paragraph 3(a) of this Agreement represent a compromise of disputed claims.  For that reason, Intel further agrees that its obligation to make the payments set forth in paragraph 3(a) of this Agreement is independent of, and shall remain unaffected by, any and all rulings, findings, verdicts and/or judgments which are entered in the ACTION, including, but not limited to, rulings, findings, verdicts and/or judgments which relate to validity, enforceability and/or construction of the claims of the Intergraph System Patents.

e.

The Parties agree that this settlement as to Dell is intended solely as a compromise of disputed claims.  Neither the fact of a Party's entry into this Agreement nor the terms hereof nor any acts undertaken pursuant hereto shall constitute an admission or concession by any Party hereto of liability or of the validity of any claim or defense asserted by any other Party in the ACTION. Neither the fact of a Party's entry into this Agreement nor the terms hereof nor any acts undertaken pursuant hereto shall be offered or admitted in evidence in any legal proceeding other than one to enforce rights and obligations arising out of this Agreement.

f.

Intergraph states that the payment of $225,000,000.00 by Intel is not indicative of what a reasonable royalty would be as determined in a suit for infringement because, among other reasons, the determination of a reasonable royalty in a patent infringement suit assumes that the patent is valid, enforceable and infringed, while in this case, Intel's payment of $225,000,000.00 represents a compromise settlement of disputed issues concerning the alleged validity, enforceability and infringement of the patents.  Intel expresses no opinion in this regard.

4.        License to Dell

a.

Intergraph grants to Dell a non-exclusive, non-transferable, world-wide, paid-up license, with no right to transfer to or sublicense other than to any SUBSIDIARY or AFFILIATE of Dell, to practice the inventions claimed in the Intergraph System Patents (including without limitation all claims of such patents, including method, apparatus, business method and software) for the life thereof, including, without limitation, the right to make, have made, use, import, lease, offer to sell, sell or otherwise transfer DELL PRODUCTS within the scope of the claims of the Intergraph System Patents.  For the avoidance of doubt, all DELL PRODUCTS made, used, imported, leased, offered for sale, sold or otherwise transferred under this license are themselves licensed products, and such license passes to each owner, user, lessee or transferee of such products.

b.

Subject to the condition set forth in Section 7(b) herein, Intergraph grants to Dell a non-exclusive, non-transferable, world-wide, paid-up, retroactive license, with no right to transfer to or sublicense other than to any SUBSIDIARY or AFFILIATE of Dell, to practice the inventions claimed in the Texas Patents and in the Intergraph Patents other than the Intergraph System Patents (including without limitation all claims of such patents, including method, apparatus, business method and software) for the life thereof, including, without limitation, the right to make, have made, use, import, lease, offer to sell, sell or otherwise transfer DELL PRODUCTS within the scope of the claims of the patents licensed under this Section 4(b). For the avoidance of doubt, all DELL PRODUCTS made, used, imported, leased, offered for sale, sold or otherwise transferred under this license are themselves licensed products, and such license passes to each owner, user, lessee or transferee of such products.

c.	The licenses granted to Dell in Section 4(a) and Section 4(b) do not include a Dell Computer System that contains no Intel Microprocessor.

5.        License to Intel

a.

Subject to the conditions set forth herein, Intergraph grants to Intel under the Intergraph System Patents (including without limitation all claims of such patents, including method, apparatus, business method and software) a non-exclusive, non-transferable, world-wide, paid-up license, with no right to transfer to or sublicense other than to any SUBSIDIARY or AFFILIATE of Intel, to make, have made, use, import, lease, offer to sell, sell or otherwise transfer products which include an Intel Microprocessor, an Intel chipset, an Intel motherboard and main system memory (e.g., DRAM, DDR-RAM) manufactured or sold as "kits" or "white boxes." This license applies whether or not these components are sold contemporaneously or separately.  For the avoidance of doubt, all products made, used, imported, leased, offered for sale, sold or otherwise transferred under this license are themselves licensed products, and such license passes to each transferee of such products.

b.

Intergraph and Intel agree that if an Intel Computer System as defined in the 2002 Agreement is licensed under any of the apparatus claims of the ‘835 or ‘846 patents, then it is also licensed under all method claims in all of the Intergraph System Patents.

c.

Intergraph grants Intel a non-exclusive, irrevocable and perpetual non-transferable royalty-free, world-wide license under the Texas Patents (including without limitation all claims of such patents, including method, apparatus, business method and software), other than the Intergraph System Patents, to

	(i)	make, use, sell (directly or indirectly), offer to sell, import, and otherwise dispose of Intel Products; and
	(ii)	make, have made (subject to Section 4.4 of the 2002 Agreement), use and/or import any equipment and practice any method or process for the manufacture, use, import and/or sale of Intel Products; and
	(iii)	have made (subject to Section 4.4 of the 2002 Agreement) Intel Products by another manufacturer for use, import, sale, lease, offer for sale or disposition by Intel.
The license in this Section 5(c) does not include the Intergraph System Patents and does not create a license to Intel, or an implied license to anyone else, under the Intergraph System Patents.
d.

All products made, used, sold or offered for sale under the license in Section 5(c) herein and the licenses granted under the 2002 Agreement to Intel are themselves licensed products, and such license passes to each transferee of such products (including without limitation the license granted in Section 4.1 of the 2002 Agreement).  For the avoidance of doubt, this Section 5(d) applies only to the licenses contained in Section 5(c) herein and in the 2002 Agreement, and the applicability of this paragraph shall be determined on a license-by-license basis.

6.        Covenant Not to Sue Intel

a.

Intergraph covenants not to sue Intel or Intel's customers under the Intergraph System Patents for a product that contains one or more of each of the following Intel Products: an Intel Motherboard, an Intel chipset, and an Intel Microprocessor. For the avoidance of doubt, the covenant not to sue in this section applies only to computer systems which contain all three of the identified Intel Products: namely, Intel Motherboard(s), Intel chipset(s), and Intel Microprocessor(s). Intergraph will promptly remove such products from the list of accused products in the ACTION.

b.

If Intergraph sues Intel for indirect infringement, it shall immediately refund all amounts paid by Intel under this Agreement, and Intel and Dell shall retain all licenses and covenants not to sue herein.

7.        Term, Termination and Assignability

a.	The term of this Agreement shall be from the Effective Date until the expiration of the last to expire of the Patents licensed hereunder.
b.

The license granted to Dell in Section 4(b) shall terminate if, after thirty (30) days notice to Dell and Intel, Dell or its SUBSIDIARIES or AFFILIATES continue to assert or threaten to assert, anywhere in the world, against Intergraph or its SUBSIDIARIES or AFFILIATES any claim or claims (other than as a counterclaim to a patent infringement action initiated against Dell by Intergraph, its affiliate or assignee) contained in one or more patents owned, controlled by, assigned to or otherwise acquired by Dell or its SUBSIDIARIES or AFFILIATES at any time prior to the expiration of the last-to-expire Intergraph patent licensed under Section 4(b).

c.	The rights or privileges provided for in this Agreement may not be assigned or transferred by Intel or Dell except as specifically set forth herein or with the prior written consent of Intergraph.

8.         Confidentiality of Terms

a.

Neither Party shall use or refer to this Agreement or any of its provisions in any promotional activity, except that the Parties shall be allowed to issue a press release relating to this Agreement.  Prior to each Party's press release, each party will obtain the consent of the other as to the form and content of the press release, said consent not being unreasonably withheld.  The parties shall not make any other public statements about this Agreement except as provided for in this paragraph 8(a).

b.

Except as otherwise may be required by generally accepted accounting principles, regulatory requirements, or court order, the specific terms of this Agreement shall be confidential. Notwithstanding the foregoing, both Parties acknowledge that the ACTION and the settlement thereof under the terms and conditions of this Agreement may be material events to either or both Intergraph and Intel and that each party shall have the right to issue an appropriate press release and/or filing with the SEC disclosing the material provisions of this Agreement.  In addition, the Parties acknowledge and agree that the material terms of this Agreement, and perhaps the Agreement itself, might be subject to disclosure to the Court in the ACTION and agree that such disclosure shall not be considered a violation of this paragraph 8(b) of the Agreement.

9.        Certain Representations, Warranties and Disclaimers
a.

Intergraph represents and warrants to Intel that it has the right to grant the rights and license granted herein and that, as of the Effective Date, Intergraph is not aware of any claims, demands or causes of action it could file or otherwise assert against Intel or any of its SUBSIDIARIES  or AFFILIATES other than the claims, demands, and causes of action that are released and discharged by this Agreement.

b.

Intel represents and warrants to Intergraph that, as of the Effective Date, Intel is not aware of any claims, demands or causes of action it could file or otherwise assert against Intergraph or any of its SUBSIDIARIES or AFFILIATES other than the claims, demands and causes of action that are released and discharged by this Agreement.

c.

Each of the PARTIES hereto warrants and represents that it has the authority to dispose of and/or grant rights with respect to the claims, suits, causes of action, rights and/or interests which are the subject matter hereto, and that such claims, suits, causes of action, rights and/or interests, in their entirety or any portion thereof, have not been assigned, transferred, sold or otherwise encumbered.

d.

EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING WITHOUT LIMITATIONS THE IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY, AND/OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

e.

LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF THIS AGREEMENT PROVIDED PURSUANT TO THIS AGREEMENT.  THESE LIMITATIONS, HOWEVER, SHALL NOT ALTER ANY TERMS OF THE 2002 AGREEMENT.

f.	Nothing contained in this Agreement is or shall be construed as:

(i)	a warranty or representation by either of the Parties to this Agreement as to the validity, enforceability or scope of any class or type of Patent Right; or
(ii)

a warranty or representation that any manufacture, sale, lease, use or other disposition of products licensed hereunder will be free from infringement of any patent rights or other intellectual property rights of either Party or any third party; or

(iii)	an obligation to furnish any technical or other information or know-how.

10.      Miscellaneous Provisions

a.

Nothing contained in this Agreement shall be construed as imposing on Intergraph any obligation to institute any suit or action for infringement of any of the patents licensed hereunder, or to defend any suit or action brought by a third-party which challenges or concerns the validity or enforceability of any of the patents licensed under this Agreement.

b.	Nothing contained in this Agreement shall be construed as an obligation on either Party to file any patent application or to secure any patent or maintain any patent in force.
c.

Intel agrees that it will not initiate, fund or assist others in bringing or maintaining a lawsuit or any administrative action contesting the validity, enforceability or infringement of the Intergraph Patents except where Intel has received a notice of indemnity which it believes in good faith is covered by the licenses granted hereunder, and only to the extent as is necessary to defend against the claim of indemnity as contractually or legally required of Intel.  Nothing in this Agreement shall prevent Intel from participating in a criminal, civil or administrative proceeding pursuant to a subpoena or as otherwise required by law.

d.

Upon the signing of this Agreement, the Parties agree to promptly withdraw any and all motions, discovery requests and deposition notices pending in the ACTION which either Party had previously filed or served against the other Party. Such withdrawal shall be accomplished by the filing of all necessary and appropriate pleadings and/or notices with the Court in the ACTION.

e.

No express or implied waiver by either of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other Party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.

f.

Anything contained in this Agreement to the contrary notwithstanding, the obligations of the Parties hereto shall be subject to all laws, both present and future, of any government having jurisdiction over either Party hereto, and to orders or regulations of any such government, or any department, agency or court thereof. The Parties hereto shall be excused from any failure to perform any obligation hereunder, except for the obligation to make payments hereunder, to the extent such failure is caused by any such law, order, or regulation, or by any acts of war, acts of public enemies, fires, floods, acts of God, or any other contingency of like or different kind beyond the control of the Parties, but only so long as said law, order, regulation or contingency continues.

g.

Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing).

h.

Nothing contained in this Agreement shall be construed as limiting the rights which the Parties have outside the scope of the license granted hereunder or restricting the right of either Party or any of its SUBSIDIARIES or AFFILIATES to make, have made, use, lease, sell, offer to sell, import, export or otherwise dispose of any particular product or products not herein licensed.

i.

This Agreement will not be binding upon the Parties until it has been signed below. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed.  This Agreement embodies the entire understanding of the Parties with respect to the subject matter hereof and merges all prior oral or written communications between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein.

j.	The headings and captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the Parties under this Agreement.
k.

This Agreement and the performance of the Parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware as applied to agreements entered into and fully performed therein by residence thereof.

l.

If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause or provision shall not be affected; and such invalid term, clause or provision shall be replaced, if possible, by a valid term that reflects the intent of the Parties or if such is not possible, shall be deemed deleted from this Agreement.

m.

This Agreement is the result of negotiations between the Parties, which Parties acknowledge that they have been represented by counsel during such negotiations; accordingly, this Agreement shall not be construed for or against either Party regardless of which Party drafted this Agreement or any portions thereof.

n.

This Agreement sets forth the entire Agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

o.	Each Party shall be responsible for the payment of its own tax liability, if any.
p.

Except as provided herein, or in the 2002 Agreement, no license or immunity is granted by either party hereto either directly or by implication, estoppel or otherwise to any third parties acquiring items from either party for the combination of items licensed hereunder with other items, including other items provided by either party, or for the use of any such combination, even if said acquired item has no substantial use other then in combination with other items.

q.

Except as provided herein, or in the 2002 Agreement, nothing in this Agreement shall be construed to grant any third party a license to make, have made, use, sell, offer for sale, or import Intel Products or Intergraph Products.  At all times, Intel and Intergraph retain the right to enforce their respective intellectual property rights against third parties for the infringement of any of their respective patents.

r.	This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their respective heirs, successors and assigns.
s.	Two (2) originals of this Agreement shall be fully executed by the Parties.
t.

In the event of any default by any Party, the other Party shall provide the defaulting Party written notice of such default and allow the defaulting Party thirty (30) days to cure such default before seeking any remedies available under this Agreement or any applicable law.

u.	The Parties agree that Dell has standing to enforce the licenses granted to Dell in this Agreement. The Parties agree that Intel customers have standing to enforce Section 6(a).

11.      Notices

All Notices that are required or that may be permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by courier, by facsimile, by registered mail or by certified mail, return receipt requested, as follows:

If to Intergraph:	Facsimile No.: (256) 730-2247 Intergraph Hardware Technologies Company 2325-B Renaissance Drive, Suite 16 Las Vegas, NV 89119 ATTN: General Counsel
If to Intel:	Facsimile No.: (408) 765-1859 Intel Corporation Legal Department 2200 Mission College Boulevard Santa Clara, CA 95052 ATTN: General Counsel
If to Dell:	Facsimile No.: (512) 728-3773 Dell, Inc. Legal Department One Dell Way Round Rock, TX 78682-2244 ATTN: General Counsel

Any such Notices shall be effective upon receipt by the addressee.  Either party may change its address for notice purposes by sending a Notice of such change to the other party in accordance with the terms of this section.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives and acknowledged by their respective attorneys of record in the ACTION.

Intel Corporation: /s/ F. Thomas Dunlap Jr.	Intergraph Hardware Technologies Company: /s/ Gwendolyn D. Harris
Signature F. Thomas Dunlap Jr.	Signature Gwendolyn D. Harris
Name Sr. Vice President, General Counsel	Name Intellectual Property Manager
Title 3/29/04	Title 3/29/04
Date	Date

Intergraph Corporation: /s/ R. Halsey Wise
Signature R. Halsey Wise
Name President & CEO
Title 3/29/04
Date

EXHIBIT A

MUTUAL RELEASE

Intergraph and Intel, in consideration of the promises and other considerations described in the Agreement, on behalf of themselves and their Subsidiaries, hereby release, acquit and forever discharge the other and its Subsidiaries from any and all claims or liabilities asserted in the Texas Litigation and any damages or other remedies flowing therefrom.

Intel Corporation:	Intergraph Corporation
By: /s/ F. Thomas Dunlap Jr.	By: /s/ R. Halsey Wise

F. Thomas Dunlap Jr.	R. Halsey Wise
Name Printed	Name Printed
Sr. Vice President, General Counsel	President & CEO
Title	Title
3/29/04	3/29/04
Date	Date

Intergraph Hardware Technologies Company
By: /s/ Gwendolyn D. Harris

Gwendolyn D. Harris
Name Printed
Intellectual Property Manager
Title
3/29/04
Date